Exhibit 99.1
FOR IMMEDIATE RELEASE

CIC CHANGES NAME TO iSIGN

New Name and “ISGN” Trading Symbol Reflect Company Focus on
Electronic Signature and Digital Transaction Management Solutions

REDWOOD SHORES, CA, December 14, 2015 – Communication Intelligence Corporation (“CIC”) (OTCQB: CICI), a leading supplier of electronic signature and other software solutions enabling secure and cost-effective management of document-based digital transactions, today announced that it changed its corporate name to iSign Solutions Inc. (“iSIGN”) and changed the trading symbol of its common stock to “ISGN”. In addition, the company introduced its new corporate logo at www.isignnow.com. A new website is under development.

“iSIGN, a trademark we have owned and used for over a decade, better reflects our company’s current focus, future strategy and near term product roadmap,” said Philip Sassower co-chairman and chief executive officer for iSIGN. “A signature, whether to approve the terms of a contract or to authorize a payment transaction, is at the core of what we do and of the processes supported by our end-to-end electronic signature, biometric authentication and simple-to-complex workflow management solutions. We are making this change now in conjunction with a more aggressive push into digital transaction management solutions in the U.S. and in international markets, including in the European Union as a function of our relationship with France-based Cegedim S.A.”

The new name and trading symbol are currently in effect. The CUSIP number for the company’s capital stock also has changed. The company’s board, management and employees remain unchanged. These changes have no effect on our agreements, including those with clients, partners and vendors.

ABOUT iSIGN
iSIGN (formerly know as Communication Intelligence Corporation or CIC) is a leading provider of digital transaction management (DTM) software enabling fully digital (paperless) business processes. iSIGN’s solutions encompass a wide array of functionality and services, including electronic signatures, simple-to-complex workflow management and various options for biometric authentication. These solutions are available across virtually all enterprise, desktop and mobile environments as a seamlessly integrated software platform for both ad-hoc and fully automated transactions. iSIGN’s software platform can be deployed both on-premise and as a cloud-based service, with the ability to easily transition between deployment models. iSIGN is headquartered in Silicon Valley. For more information, please visit our website at www.isignnow.com. iSIGN’s logo is a trademark of iSIGN.

275 shoreline drive | suite 500 | redwood shores | ca 94065 | usa | +1.650.802.7888 t | +1.650.802.7777 f

FORWARD LOOKING STATEMENTS
Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations.  Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products containing the company’s technology; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect customer purchases of the company’s solutions; (3) the company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the company; and (4) general economic and business conditions.

Contact Information:

iSIGN
Investor Relations and Media Inquiries:
Andrea Goren
+1.650.802.7723
agoren@isignnow.com

275 shoreline drive | suite 500 | redwood shores | ca 94065 | usa | +1.650.802.7888 t | +1.650.802.7777 f